Exhibit 23

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-74660, 33-74662, 33-74664, 33-78406, 33-88780, 333-04268, 333-22973, 333-22975, 333-24545, 333-56359, 333-56361, 333-73409, 333-73411, 333-33114, 333-33116, 333-56790, 333-56792, and 333-33110) of MapInfo Corporation and Subsidiaries of our report dated October 26, 2001, except for footnote 9 for which the date is December 21, 2001, relating to the financial statements and financial schedule, which appears in this Annual Report on Form 10-K.

Albany, New York

December 21, 2001